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                                                                    EXHIBIT 10.6

                          DEFERRED STOCK UNIT AGREEMENT
                     UNDER THE PROGRESS SOFTWARE CORPORATION
                            1997 STOCK INCENTIVE PLAN

Name of Grantee: ________________
No. of Deferred Stock Units Granted: __________
Grant Date: ____________

     Pursuant to the Progress Software Corporation 1997 Stock Incentive Plan (the "Plan") as amended through the date hereof, Progress Software Corporation (the "Company") hereby grants a deferred stock award consisting of the number of Deferred Stock Units listed above (an "Award") to the Grantee named above. Each "Deferred Stock Unit" shall relate to one share of common stock, par value $.01 per share, of the Company (the "Stock"), subject to the conditions set forth herein and in the Plan.

     1. Vesting of Deferred Stock Units. The Deferred Stock Units shall be fully vested and non-forfeitable on the Grant Date.

     2. Dividend Equivalents.

          (a) If on any date the Company shall pay any cash dividend on shares of Stock, the number of Deferred Stock Units credited to the Grantee shall, as of such date, be increased by an amount determined by the following formula:

          W = (X multiplied by Y) divided by Z, where:

          W = the number of additional Deferred Stock Units to be credited to the Grantee on such dividend payment date;

          X = the aggregate number of Deferred Stock Units credited to the Grantee as of the record date of the dividend;

          Y = the cash dividend per share amount; and

          Z = the Fair Market Value per share of Stock (as determined under the Plan) on the dividend payment date.

          (b) In the case of a dividend paid on Stock in the form of shares of Stock, including without limitation a distribution of shares of Stock by reason of a stock dividend, stock split or otherwise, the number of Deferred Stock Units credited to the Grantee shall be increased by a number equal to the product of (i) the aggregate number of Deferred Stock Units that have been awarded to the Grantee through the related dividend record date, and (ii) the number of shares of Stock (including any fraction thereof) payable as dividend on one share of Stock. In the case of a dividend payable in property other than shares of Stock or cash, the per share of Stock value of such dividend shall be determined in good faith by the Board of Directors of the

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Company and shall be converted to additional Deferred Stock Units based on the formula in (a) above.

     3. Issuance of Shares of Stock.

          (a) As soon as practicable after the date the Grantee ceases to provide services to the Company as a director, the Company shall issue to the Grantee the number of full shares of Stock equal to the aggregate number of Deferred Stock Units credited to the Grantee in full satisfaction of such Deferred Stock Units. Any fractional Deferred Stock Unit shall be paid out in cash.

          (b) Upon a Change of Control that constitutes a "Change in Control Event" as defined in guidance issued by the Internal Revenue Service pursuant to
Section 409A of the Internal Revenue Code of 1986, as amended, the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Deferred Stock Units credited to the Grantee on such date (determined after giving effect to Section 3 above) in full satisfaction of such Deferred Stock Units; provided, however, that in the event the Company is involved in a transaction in which shares of Stock will be exchanged for cash or other consideration, the Grantee shall receive cash or other consideration equal in value to the aggregate number of Deferred Stock Units credited to the Grantee on the date of Change of Control (determined after giving effect to Section 2 above).

          (c) Immediately after the issuance of shares of Stock or cash pursuant to this Section 3, this Agreement shall terminate and be of no further force or effect.

     4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

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     5. Transferability of this Agreement. This Agreement is personal to the
Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

                                        PROGRESS SOFTWARE CORPORATION


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

     The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.


Dated:
       -------------------              ----------------------------------------
                                        Grantee's Signature